                                                                     EXHIBIT 4.7


                             INTERCREDITOR AGREEMENT



         THIS INTERCREDITOR AGREEMENT, dated as of the 5th day of February, 1997, by and among Bankers Trust Company (together with any trustee acting in such capacity for the holders of Permanent Senior Notes issued pursuant to the Permanent Senior Note Documents in exchange for theretofore outstanding Bridge Senior Notes so long as such trustee executes a counterpart of this Agreement, hereinafter referred to as the "Note Agent"), in its capacity as agent for itself and any other holders of "Senior Notes" (hereinafter referred to as the "Senior Noteholders") issued from time to time pursuant to the "Senior Note Documents" (and any indenture created pursuant thereto), as those terms are defined below; BT Commercial Corporation (hereinafter referred to as "BTCC"), in its capacity as agent for itself and any other "Lender" from time to time party to the "BTCC Credit Agreement" as those terms are defined below; and BTCC, in its capacity as "Shared Collateral Agent," as defined below.


                                 R E C I T A L S


         A. Anchor Glass Acquisition Corporation (the "Borrower") has entered into a Credit Agreement dated as of February 5, 1997 (hereinafter referred to as the "Senior Credit Agreement") with the Note Agent, pursuant to which the Borrower will issue its Bridge Senior Notes due February 5, 2003 in the maximum aggregate principal amount equal to $130,000,000;

         B. The Borrower has entered into a Credit Agreement dated as of February 5, 1997 (the "BTCC Credit Agreement") with the Lenders parties thereto, Bankers Trust Company, as Issuing Bank, BTCC, as Co-Syndication Agent and Agent, and PNC Bank, National Association, as Co-Syndication Agent and Issuing Bank pursuant to which the Lenders have made available to Borrower a revolving credit facility in the initial aggregate amount of $110,000,000;

         C. The obligations of the Borrower under the Senior Credit Agreement and the Senior Notes issued thereunder are secured by mortgages, liens and security interests in substantially all of Borrower's property, plant and equipment, and all capital stock of the Borrower's subsidiaries, joint ventures (other than inventory, receivables and all assets relating thereto) all as more specifically set forth in the Senior Credit Agreement and the other documents delivered in connection therewith;

         D. The obligations of the Borrower under the BTCC Credit Agreement are secured by inventory, receivables and all assets relating thereto, as more specifically set forth in the BTCC Credit Agreement and the other documents delivered in connection therewith; and

         E. The Credit Agent and the Note Agent wish to enter into this Agreement setting forth their agreement (i) as to the relative priorities of the respective mortgages, liens and security interests in the assets of the Borrower securing the respective obligations of the Borrower under the Senior Note Documents and the BTCC Credit Agreement and (ii) as to certain related matters.

                                A G R E E M E N T

         In consideration of the premises and the mutual covenants and conditions herein contained, the Credit Agent, for itself and on behalf of the Lenders, and the Note Agent, for itself and on behalf of the holders of the Senior Notes, intending to be legally bound, agree as follows:

         1. Definitions. In addition to those terms elsewhere expressly defined in this Agreement, as used herein, the following terms shall be defined as set forth below:

         "Accounts" means any "account," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Borrower arising out of inventory sold or leased or services rendered by the Borrower, whether or not the same have been earned, and all of the Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it in connection with any Disposition or anticipated Disposition of Inventory or services, and all of the Borrower's rights to any Inventory represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed Inventory), and all moneys due or to become due to the Borrower under all contracts for the sale of Inventory or the performance of services or both by the Borrower (whether or not yet earned by performance on the part of the Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the Proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

         "Anchor Property" means any and all Property of the Borrower, or rights, title or interests of the Borrower in Property, howsoever arising, acquired or obtained, whether now or hereafter existing, whether tangible or intangible, whether real or personal, and wherever located.

         "Anchor Real Property" means (i) all freehold real and immoveable property now owned or hereafter acquired by the Borrower, together with all buildings, erections, improvements and fixtures now or hereafter constructed or placed thereon or used in connection therewith, and (ii) all leasehold property now or hereafter leased by the Borrower, together with all buildings, erections, improvements and fixtures now or hereafter constructed or placed thereon or used in connection therewith.

         "Article 8 Securities" means all "securities" as defined in Article 8 of the UCC, whether now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights.

         "Bank Collateral" has the meaning set forth in Section 3.1(a).

         "Bank Creditors" means BTCC, Bankers Trust Company and the Lenders as parties to the BTCC Credit Agreement.

         "Borrower" has the meaning set forth in the Recitals.

         "Borrower Common Stock Purchase Warrants" means each of the Common Stock Purchase Warrants issued pursuant to (i) the Warrant Agreement dated hereof between the Company and Bankers Trust Company, as Agent, or (ii) Section
5.10 of the Senior Credit Agreement.

         "Bridge Senior Note Documents" means all documents and other agreements entered into and relating to the issuance by the Borrower of the Bridge Senior Notes, as in effect on the date of the making of an initial revolving loan or the issuance of the initial letter of credit under the BTCC Credit Agreement.

         "Bridge Senior Notes" means the Borrowers Senior Notes issued pursuant to the Senior Credit Agreement. As used herein, the term "Bridge Senior Notes" shall include "Term Notes" issued pursuant to the Senior Credit Agreement in exchange for theretofore outstanding Bridge Senior Notes, as contemplated by the Senior Credit Agreement.

         "BT Account" means an account, maintained by the Collateral Agent at Bankers Trust Company, into which all available funds in the Concentration Account are transferred on every Business Day to be applied to payments of the BTCC Credit Agreement Obligations.

         "BTCC" has the meaning set forth in the introductory paragraph.

         "BTCC Credit Agreement" means (a) the BTCC Credit Agreement, as the BTCC Credit Agreement may be amended, amended and restated, renewed, extended, restructured, supplemented, or otherwise modified from time to time; and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the BTCC Credit Agreement, or any other agreement deemed a BTCC Credit Agreement under clause (a) or (b) hereof, whether or not with the same agent, trustee, representative lenders or holders and, subject to the provisions of the next succeeding sentence, irrespective of any change in the terms and conditions thereof; provided, that, any such agreement, document or instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "BTCC Credit Agreement" hereunder. Without limiting the generality of the foregoing, the term "BTCC Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any BTCC Credit Agreement and all refundings, refinancings and replacements of any BTCC Credit Agreement including any agreement (i) extending the maturity of any BTCC Credit Agreement Obligations;
(ii) adding or deleting issuers, borrowers or guarantors thereunder; (iii) increasing the amount of BTCC Credit Agreement Obligations incurred thereunder or available to be borrowed thereunder, to the extent permitted by Section 4.2(a) hereof; or (iv) otherwise altering the terms and conditions thereof; provided, that any such agreement, document or instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "BTCC Credit Agreement" hereunder.

         "BTCC Credit Agreement Accounts" means, with respect to any Person, all present and future accounts, contract rights and other rights to payment for goods sold or leased (whether or not delivered) or for services rendered which are not evidenced by an instrument or chattel paper, whether or not they have been earned by performance, and any letter of credit, guarantee, security interest or other security issued or granted to secure payment by an account debtor.

         "BTCC Credit Agreement Obligations" means, collectively, at any time,
(a) all debts, liabilities and obligations of the Borrower, whether now or hereafter existing, incurred in connection with the BTCC Credit Agreement, the BTCC Credit Agreement Security Documents, or any other document, agreement or instrument executed or delivered in connection therewith to further evidence the debts, liabilities and obligations of the Borrower to the Credit Agent and the Lenders and (b) all Hedging Obligations, in each case, at such time.

         "BTCC Credit Agreement Security Documents" means, collectively, any and all documents executed in connection with the BTCC Credit Agreement or in furtherance thereof, pursuant to which the Borrower grants to the Lenders (whether through the Credit Agent or otherwise) a Lien on the Lenders' Collateral, as the same may be amended, modified or supplemented from time to time.

         "Business Day" means any day that is not a Saturday, a Sunday, a day on which banks are required or authorized to be closed in the State of New York or a day on which the Credit Agent or the Note Agent is closed for business.

         "Cash Collateral Account of the BTCC Credit Agreement" means a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors, established pursuant to the BTCC Credit Agreement.

         "Cash Collateral Account of the Senior Credit Agreement" means a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors (as such term is defined in the Senior Note Security Agreement), established pursuant to the Senior Credit Agreement.

         "Cash Equivalent Investments" means (i) United States Government Securities, (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, in either case, with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Shared Collateral Agent), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Shared Collateral Agent) and in each case maturing within one year after the date of acquisition,
(vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000,
(vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $50,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $50,000,000 and
(viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vii).

         "Chattel Paper" means any "chattel paper," as such term is defined in
Section 9-105(i)(b) of the UCC, now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights and wherever located.

         "Claims" has the meaning set forth in Section 5.4(a).

         "Collateral" means, collectively, the Lenders' Collateral and the Senior Noteholders' Collateral.

         "Collateral Account" means any account established by the Borrower for the benefit of the Note Agent pursuant to the terms of the Senior Note Documents and this Agreement and designated as the "Anchor Glass Collateral Account."

         "Collateral Agent" means BTCC as Collateral Agent under the BTCC Credit Agreement Security Documents.

         "Collateral Agent's Lien" means the Liens of the Collateral Agent in the Shared Collateral granted pursuant to the Shared Collateral Security Documents.

         "Collection Account" means the account, established at an institution selected by the Borrower and acceptable to BTCC pursuant to the Collection Bank Agreement, into which funds on deposit in the relevant Sub-Collection Account shall be transferred pursuant to the BTCC Credit Agreement.

         "Collection Bank Agreements" means agreements between the Borrower, the Collateral Agent and financial institutions selected by the Borrower and acceptable to BTCC which provide, among other things, for all receipts received in respect of BTCC Credit Agreement Accounts to be transferred at the end of each day from each Sub-Collection Account to the appropriate Collection Account.

         "Concentration Account" means an account established pursuant to a Concentration Account Agreement entered into among the Borrower, the Collateral Agent and Bankers Trust Company, and into which all available amounts held in the Collection Accounts shall be wired each Business Day.

         "Concentration Account Agreement" means a concentration account agreement entered into among the Borrower, the Collateral Agent and Bankers Trust Company establishing the Concentration Account.

         "Contract Rights" means all rights of the Borrower (including, without limitation, all rights to payment) under each Contract.

         "Contracts" means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Borrower may now or hereafter have any right, title or interest and wherever located, including, without limitation, (a) with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof and (b) all interest rate or currency exchange agreements, including, without limitation, cap, collar, floor, forward or similar agreements, other rate or currency protection arrangements or other rate or currency management arrangements.

         "Copyrights" means any U.S. copyright to which the Borrower now or hereafter has title, as well as any application for a U.S. copyright hereafter made by the Borrower.

         "Credit Agent" means BTCC in its capacity as agent for the Lenders under the BTCC Credit Agreement and not in its individual capacity, any successor agent to BTCC under the BTCC Credit Agreement and any other agent, trustee or representative of the Lenders serving in such capacity from time to time and, if there is no such agent, trustee or representative, "Credit Agent" means, collectively, the Lenders.

         "Disbursement Account" means a checking account opened by the Borrower with Bankers Trust (Delaware) for general corporate purposes, including the purpose of paying trade payables and other operating expenses.

         "Disposition" means the sale, assignment, transfer, lease, conveyance or other disposition by the Borrower of any Anchor Property, including, without limitation an involuntary disposition as a result of a casualty or condemnation.

         "Documents" means any "documents," as such term is defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights and wherever located.

         "Equipment" means any "equipment," as such term is defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "Expiration Date" means February 5, 2002.

         "Future Subsidiary Guarantor" means each of the Borrower's hereafter created or acquired Subsidiaries which becomes a guarantor of the Senior Note Obligations or the BTCC Credit Agreement Obligations, and their respective successors.

         "General Intangibles" means any "general intangibles," as such term is defined in the UCC.

         "Goods" has the meaning assigned that term under the UCC.

         "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

         "Hedging Obligations" means, collectively, at any time, all debts, liabilities and obligations of the Borrower, whether now or hereafter existing, incurred in connection with the Interest Rate Protection or Other Hedging Agreements (as such term is defined in the BTCC Credit Agreement Security Documents as in effect on the date hereof) entered into with the Other Creditors (as such term is defined in the BTCC Credit Agreement Security Documents as in effect on the date hereof).

         "Indemnitee" has the meaning set forth in Section 5.4(a).

         "Indemnity Account" means the Indemnity Account established pursuant to
Section 5.4(b)(ix) of the Senior Credit Agreement.

         "Instruments" means any "instrument," as such term is defined in
Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights and wherever located, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Intercompany Debt" means any indebtedness payable to the Borrower or any Future Subsidiary Guarantor by the Borrower, any Future Subsidiary Guarantor or any other Person which is a direct or indirect Subsidiary of any of the foregoing, or any Person which is an officer, director or employee of the Borrower or any Future Subsidiary.

         "Interest Expense" means the aggregate consolidated interest expense of the Borrower and its Subsidiaries in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any Capital Lease Obligations, provided, that for the purpose of clause (y) of the definition "Fixed Charges", amortization of original issue discount and debt issuance costs on any Indebtedness and all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense) shall be excluded in calculating Interest Expense.

         "Interest Rate Creditors" means BTCC in its individual capacity, any Lender or a syndicate of financial institutions organized by BTCC or an affiliate of BTCC (even if BTCC or any such Lender ceases to be a Lender under the BTCC Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements permitted by the BTCC Credit Agreement).

         "Inventory" means merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from the Borrower's customers, and shall specifically include all "inventory" as such term is defined in the UCC, now or hereafter owned by the Borrower.

         "Law" means, when used in connection with any Person, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, standards, guidelines, ordinances, codes, orders and judgments (or any official interpretation of any of the foregoing) issued by any Governmental Agency applicable to that Person.

         "Lenders" means, collectively, the holders from time to time of the BTCC Credit Agreement Obligations.

         "Lenders' Collateral" means, collectively, any and all of the Anchor Property now or hereafter subject to a Lender's Lien, together with any and all Proceeds and products thereof, as more specifically set forth in the BTCC Credit Agreement and the other documents delivered in connection therewith.

         "Lenders' Lien" means a Lien now or hereafter granted to, or obtained by, the Lenders or the Credit Agent for the benefit of the Lenders as security for the payment and performance of any BTCC Credit Agreement Obligations.

         "Lien" means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law, by statute, by contract, or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable Law of any jurisdiction as in effect on the date hereof with respect to any Property.

         "Loss Proceeds Account" means the Loss Proceeds Account established pursuant to Section 5.4(b)(vi) of the Senior Credit Agreement.

         "Note Agent" has the meaning set forth in the introductory paragraph.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Officers' Certificate" means a certificate signed by two officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Borrower.

         "Patent" or "Patents" means one or all of the following now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights, including, without limitation, pursuant to any Patent License, and wherever located: (a) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country, (b) all reissues, reexaminations, continuations, continuations-in-part, divisions, and extensions of any of the foregoing, and
(c) all inventions claimed and disclosed in the Patents and any and all trade secrets and know-how related thereto.

         "Patent License" means any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights.

         "Permanent Senior Note Documents" means all purchase agreements, indentures and other instruments evidencing or entered into in connection with the Permanent Senior Notes (including, but not limited to, the Borrower's Common Stock Purchase Warrants).

         "Permanent Senior Notes" means senior secured notes of the Borrower, issued pursuant to a private placement, public offering or similar transaction, with the terms and conditions (taken as a whole) substantially as favorable or better than the Bridge Senior Notes; provided that in no event shall final maturity thereof be earlier than the date which is one year after the Expiration Date.

         "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

         "PNC" means PNC Bank National Association.

         "Proceeds" means "Proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Agency (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "Pro Rata Share" means, with respect to any Lender or Senior Noteholder at any time, a fraction equal to the following amounts owing to such Person (or in the case of unutilized commitments, the amount of such Person's unutilized commitment) divided by the sum of the following amounts, in each case, at such time: (i) the aggregate principal amount of the Senior Notes outstanding at such time and (ii) the principal balance of all loans owing under the BTCC Credit Agreement, the aggregate amount of unpaid reimbursement obligations owing with respect to letters of credit issued pursuant to the BTCC Credit Agreement, the aggregate undrawn amount of all outstanding letters of credit issued pursuant to the BTCC Credit Agreement, the aggregate amount of all Hedging Obligations owing to any Lender and, so long as the Lenders under the BTCC Credit Agreement, whether immediately or after the giving of notice or passage of time, or both, would not have the right to terminate their respective, commitments thereunder, the unutilized amount of such commitments. For purposes of determining whether at any such time the Lenders have the right (or would have the right after the giving of notice or passage of time or both) to terminate their respective commitments under the BTCC Credit Agreement, an Officers' Certificate delivered by the Borrower to the Note Agent and the Shared Collateral Agent at such time certifying that no such right exists (or would exist after the giving of notice or passage of time or both) together with a borrowing under the BTCC Credit Agreement within two (2) Business Days after the delivery of such certificate shall constitute conclusive evidence, for purposes of this Agreement only, that no such right exists (or would exist after the giving of notice or passage of time or both) at such time.

         "Receivables" means any "account" as such term is defined in the UCC, now or hereafter owned by the Borrower and, in any event, includes, but is not limited to, all of the Borrower's rights to payment for goods sold or leased or services performed by the Borrower, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Borrower to secure the foregoing, (b) all of the Borrower's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto,
(f) all notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

         "Remedial Action" means any claim, proceeding or action to foreclose upon, take possession or control of, sell, lease or otherwise dispose of or in any other manner realize, take steps to realize or seek to realize upon, the whole or any part of any Anchor Property, whether pursuant to the UCC, by foreclosure, by setoff, by self-help repossession, by notification to account debtors, by deed in lieu of foreclosure, by exercise of power of sale, by judicial action or otherwise, or the exercise of any other remedies with respect to any Anchor Property available under any of the Security Documents, or under applicable Law.

         "Required Parties" means, at any time, Lenders and Senior Noteholders holding greater than fifty percent (50%) of the sum of the following amounts at such time: (i) the aggregate principal amount of the Senior Notes outstanding at such time and (ii) the principal balance of all loans owing under the BTCC Credit Agreement, the aggregate amount of unpaid reimbursement obligations owing with respect to letters of credit issued pursuant to the BTCC Credit Agreement, the aggregate undrawn amount of all outstanding letters of credit issued pursuant to the BTCC Credit Agreement, the aggregate amount of all Hedging Obligations owing to any Lender and, so long as the Lenders under the BTCC Credit Agreement, whether immediately or after the giving of notice or passage of time, or both, would not have the right to terminate their respective commitments thereunder, the unutilized amount of such commitments. For purposes of determining whether at any such time the Lenders have the right (or would have the right after the giving of notice or passage of time or both) to terminate their respective commitments under the BTCC Credit Agreement, an Officers' Certificate delivered by the Borrower to the Note Agent at such time certifying that no such right exists (or would exist after the giving of notice or passage of time or both) together with a borrowing under the BTCC Credit Agreement within two Business Days after the delivery of such certificate shall constitute conclusive evidence, for purposes of this Agreement only, that no such right exists (or would exist after the giving of notice or passage of time or both) at such time.

         "Secured Creditors" means the Bank Creditors and the Interest Rate Creditors taken collectively.

         "Security Documents" means, collectively, the BTCC Credit Agreement Security Documents, the Senior Note Security Documents and the Shared Collateral Security Documents.

         "Senior Credit Agreement" has the meaning set forth in the Recitals.

         "Senior Note Collateral" has the meaning set forth in Section 3.1(b).

         "Senior Note Documents" means the Bridge Senior Note Documents and the Permanent Senior Note Documents.

         "Senior Note Obligations" means, collectively, all debts, liabilities and obligations of the Borrower, whether now or hereafter existing, arising pursuant to the terms of the Senior Note Documents (including, without limitation, the Senior Credit Agreement, the Senior Notes, the Senior Note Security Documents and any other document, agreement or instrument executed or delivered in connection therewith to further evidence the debts, liabilities and obligations of the Borrower to the Note Agent and the Senior Noteholders).

         "Senior Noteholders" has the meaning set forth in the introductory paragraph.

         "Senior Noteholders' Collateral" means any and all Anchor Property now or hereafter subject to a Senior Noteholders' Lien, together with any and all Proceeds and products thereof.

         "Senior Noteholders' Lien" means a Lien now or hereafter granted to, or obtained by, the Senior Noteholders or the Note Agent for the benefit of the Senior Noteholders, as security for the payment and performance of any Senior Note Obligations.

         "Senior Notes" means the Bridge Senior Notes and the Permanent Senior Notes.

         "Senior Note Security Agreement" means the security agreement executed pursuant to the Senior Credit Agreement.

         "Senior Note Security Documents" means, collectively, any and all documents executed in connection with the Senior Credit Agreement or in furtherance thereof, pursuant to which the Borrower grants to the Senior Noteholders (whether through the Note Agent or otherwise) a Lien on the Senior Noteholders' Collateral, and, to the extent permitted pursuant to the terms of this Agreement, as the same may be amended, modified or supplemented from time to time to the extent, and only to the extent, that such amendment, modification or supplement constitutes a Permitted Amendment and Consent.

         "Shared Collateral" has the meaning set forth in Section 3.1(c).

         "Shared Collateral Account" means the account established by the Borrower for the benefit of the Shared Collateral Agent pursuant to the terms of this Agreement and designated as the "Anchor Glass Shared Collateral Account."

         "Shared Collateral Agent" has the meaning set forth in Section 5.1.

         "Shared Collateral Agent's Lien" means the Liens of the Shared Collateral Agent in the Shared Collateral granted pursuant to the Shared Collateral Security Documents.

         "Shared Collateral Security Documents" means the documents, instruments and agreements granting the Liens in the Shared Collateral to the Shared Collateral Agent and all other documents, instruments, certificates and agreements executed in connection therewith and, to the extent permitted pursuant to the terms of this Agreement, as the same may be amended, modified or supplemented from time to time.

         "Stock Collateral" means all of the capital stock of any Person owned by the Borrower or any Future Subsidiary Guarantor.

         "Stroh Payment" shall mean payments of up to $6.0 million in 1997 and $7.0 million in 1998 to The Stroh Brewing Company pursuant to the Agreement dated June 17, 1996 between The Stroh Brewing Company, an Arizona corporation, and Old Anchor as in effect on the date hereof.

         "Sub-Collection Account" means an account established by the Borrower for the collection of amounts received by the Borrower from any account debtor, in addition to cash received from any other source, made in respect of BTCC Credit Agreement Accounts.

         "Subsidiary" means any Person of which at least a majority of the capital stock or other ownership interest having ordinary voting power for the election of directors or other governing body of said Person is owned by the Borrower, directly or through one or more Subsidiaries.

         "TIA" means The Trust Indenture Act of 1939, as amended, and all rules and regulations thereunder or issued pursuant thereto.

         "Trade Secret Rights" means all trade secrets and proprietary information necessary to operate the business of the Borrower.

         "Trademark" or "Trademarks" means any trademarks and service marks now held or hereafter acquired by the Borrower (including, without limitation, pursuant to any Trademark License), which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by the Borrower in the United States and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

         "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, or, if another jurisdiction is specified in this Agreement, the Uniform Commercial Code as in effect from time to time in such jurisdiction.

         "United States Government Securities" means securities issued directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

         2. Consents. Subject to the terms and conditions of this Agreement (including, without limitation, Section 4.2 hereof):

                  (a) The Credit Agent, for itself and on behalf of the Lenders, consents to (i) the execution and delivery of the Senior Credit Agreement, any Bridge Senior Notes and each Senior Note Security Documents; (ii) the incurrence of all Senior Note Obligations; and
         (iii) the granting of all Senior Noteholders, Liens; and

                  (b) The Note Agent, for itself and on behalf of the Senior Noteholders, consents to (i) the execution and delivery of the BTCC Credit Agreement and each BTCC Credit Agreement Security Document; (ii) the incurrence of all BTCC Credit Agreement obligations; and (iii) the granting of all Lenders' Liens.

                  3.  Priority of Liens; Remedial Actions; Other Agreements.

                  3.1 Priority of Liens. The Lenders' Liens and the Senior Noteholders' Liens shall, as between the Lenders and the Senior Noteholders, have the following priorities:

                  (a) The Lenders' Liens in all that Anchor Property set forth and described on Exhibit A hereto (the "Bank Collateral") shall be first priority Liens in such Property, superior to any Senior Noteholders' Liens in such Property, if any, shall be subordinate to the Lenders' Liens in such Property.

                  (b) The Senior Noteholders' Liens in all that Anchor Property set forth and described on Exhibit B hereto (the "Senior Note Collateral") shall be first priority Liens in such Property, superior to any Lenders' Liens in such Property, and the Lenders' Liens in such Property, if any, shall be subordinate to the Senior Noteholders' Liens in such Property.

                  (c) The Lenders' Liens, the Senior Noteholders' Liens and the Shared Collateral Agent's Liens in all that Anchor Property set forth and described on Exhibit C hereto (the "Shared Collateral") shall be pari passu in priority and subject to the sharing arrangements contained herein.

The foregoing provisions shall be effective at all times during the term of this Agreement, notwithstanding: (i) the initiation of any bankruptcy, moratorium, reorganization or other solvency proceeding with respect to the Borrower; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such Lien; (iii) the taking of possession of any of the Anchor Property by the Credit Agent, the Note Agent, any Lender or any Senior Noteholder; (iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office; (v) the order in which any of the BTCC Credit Agreement Obligations or the Senior Note Obligations is created; (vi) whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside invalidated or lapses; or (vii) any other matter whatsoever; and shall continue in full force and effect unless and until this Agreement shall have terminated in accordance with Section 6 hereof.

                  3.2 Remedial Actions. Unless and until this Agreement shall have been terminated in accordance with Section 6 hereof, the Credit Agent and the Note Agent shall have the right, as between themselves, to take or fail to take Remedial Actions with respect to any Collateral as follows:

                  (a) The Credit Agent shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the Bank Collateral as provided in the BTCC Credit Agreement Security Documents or under applicable Law in any manner deemed appropriate by the Credit Agent or the Lenders in its or their sole discretion (without regard to any Senior Noteholders' Lien, if any, in such Property), and neither the Note Agent nor any Senior Noteholder shall take any Remedial Action with respect to the Bank Collateral without the prior written consent of the Credit Agent;

                  (b) The Note Agent shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the Senior Note Collateral as provided in the Senior Note Security Documents or under applicable Law in any manner deemed appropriate by the Note Agent or the Senior Noteholders in its or their sole discretion (without regard to any Lenders' Lien, if any, in such Property), and neither the Credit Agent nor any Lender shall take any Remedial Action with respect to the Senior Note Collateral without the prior written consent of the Note Agent;

                  (c) The Required Parties shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the Shared Collateral as provided herein, in the Shared Collateral Security Documents or under applicable Law in any manner deemed appropriate by the Required Parties in their sole discretion, and neither the Credit Agent, any Lender, the Note Agent nor any Senior Noteholder shall take any Remedial Action with respect to the Shared Collateral without the prior written consent of the Required Parties (or the Credit Agent and Note Agent on behalf of the Required Parties); and

                  (d) The Credit Agent shall have the sole and exclusive right to adjust settlement of, and collect the Proceeds of, any and all insurance insuring the

         Bank Collateral and the Note Agent shall have the sole and exclusive right to adjust settlement of and collect the Proceeds of, any and all insurance insuring the Senior Note Collateral. The Shared Collateral Agent at the direction of the Required Parties shall have the sole and exclusive right to adjust settlement of any and all insurance insuring or otherwise constituting the Shared Collateral. Any such Proceeds received shall be promptly distributed in accordance with Section 3.3 hereof.

Notwithstanding the foregoing, nothing contained in this Section 3.2 shall prohibit the Credit Agent, the Lenders, the Note Agent, Senior Noteholders or the Shared Collateral Agent from filing a proof of claim in any case involving the Borrower, as debtor, under Title 11 of the United States Code, as amended, nor from intervening or participating in any other judicial proceeding to the extent necessary to establish or preserve its interests, subject in each case to the provisions of this Agreement.

                  3.3 Priority on Distribution of Proceeds of Collateral. In the event of:

                  (a) any distribution of any Anchor Property upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of the Borrower, or the application of any Anchor Property to the payment thereof;

                  (b) any distribution of the Anchor Property upon the liquidation or dissolution of the Borrower, or the winding up of the assets or business of the Borrower;

                  (c) any realization by any of the Credit Agent, the Note Agent, the Lenders, the Senior Noteholders or the Shared Collateral Agent with respect to the Lenders' Liens, the Senior Noteholders' Liens or the Shared Collateral Agent's Lien, respectively, whether through a Remedial Action or otherwise; or

                  (d) any Disposition of any Anchor Property, to the extent that any part of the proceeds of such Disposition are required to be applied to any of the BTCC Credit Agreement Obligations or the Senior Note Obligations or held by the Credit Agent, the Note Agent or the Shared Collateral Agent in accordance with the provisions of the Senior Note Documents, the BTCC Credit Agreement or any of the Security Documents, or the provisions of this Agreement;

then, in any such event, as between the Lenders and the Senior Noteholders (i) all of the Bank Collateral and any Proceeds thereof so distributed, applied or realized upon shall be distributed or paid to (or retained by) the Credit Agent for application to the BTCC Credit Agreement Obligations to the extent of the Lenders' Liens therein, and, after the payment in full of all BTCC Credit Agreement Obligations then due and owing, the remaining amount of such Proceeds shall be distributed or paid to (or retained by) the Note Agent or any Senior Noteholders for application to the Senior Note Obligations, (ii) all of the Senior Note Collateral and any Proceeds thereof distributed, applied or realized upon shall be distributed or paid to (or retained by) the Note Agent for application to the Senior Note Obligations to the extent of the Senior Noteholders' Liens therein and, after the payment in full of all Senior Note Obligations then due and owing, the remaining amount of such Proceeds shall be distributed or paid to (or retained by) the Credit Agent or any Lender for application to the BTCC Credit Agreement Obligations, and (iii) all of the Shared Collateral and any Proceeds thereof so distributed, applied or realized upon shall be distributed, first, to the Shared Collateral Agent to pay the Shared Collateral Agent's fees, expenses and indemnities provided for in this Agreement and in the Shared Collateral Security Documents, in each case, to the extent related to its duties, obligations and liabilities as Shared Collateral Agent or otherwise related to the Shared Collateral and, second, to the Credit Agent and the Note Agent for application to the BTCC Credit Agreement Obligations and the Senior Note Obligations, respectively. Any amounts described in clause (iii) above available to be distributed to the Credit Agent and the Note Agent shall be distributed to each based upon the Pro Rata Shares of the Lenders and the Senior Noteholders at the time of the commencement of any Remedial Action giving rise to such proceeds until the respective BTCC Credit Agreement Obligations and the Senior Note Obligations are paid in full, or if not arising from a Remedial Action the Pro Rata Shares of the Lenders and the Senior Noteholders at the time of such distribution until the respective BTCC Credit Agreement Obligations and the Senior Note Obligations are paid in full. Any amounts paid to the Credit Agent and the Note Agent shall be allocated to the Lenders and the Senior Noteholders, respectively, in accordance with the terms of the BTCC Credit Agreement and the Senior Note Documents, respectively.

         The Note Agent and the Credit Agent agree that in the case of any such distribution, realization or application of any proceeds from the sale of other Disposition of any Anchor Property which does not constitute Bank Collateral, Senior Note Collateral or Shared Collateral, such proceeds shall be distributed to the Credit Agent and the Note Agent for application to the BTCC Credit Agreement Obligations and the Senior Note Obligations, respectively, as if such proceeds were Shared Collateral and distributed pursuant to the provisions of this Section 3.3.

                  3.4 Agency for Perfection; Parties to Hold Proceeds in Trust. The Note Agent and the Credit Agent hereby appoint each other as agent for the purposes of perfecting their respective Liens in the Collateral described hereunder. In the event that:

                  (a) the Credit Agent, any Lender or the Shared Collateral Agent obtains possession of any of the Senior Note Collateral or receives any Proceeds from any Remedial Action with respect to Senior Note Collateral or any Disposition of Senior Note Collateral described in Section 3.3 hereof or as a result of its Lien on any Senior Note Collateral at any time prior to payment in full of all Senior Note Obligations;

                  (b) the Note Agent, any Senior Noteholder or the Shared Collateral Agent obtains possession of any of the Credit Agreement Collateral or receives any Proceeds from any Remedial Action with respect to Credit Agreement Collateral or Disposition of Credit Agreement Collateral described in Section 3.3 hereof or as a result of its Lien on any Credit Agreement Collateral at any time prior to payment in full of all Credit Agreement Obligations; or

                  (c) the Credit Agent, any Lender, the Note Agent or any Senior Noteholder receives any Proceeds from any Remedial Action with respect to the Shared Collateral, or any Disposition of the Shared Collateral at any time;

then, in any such event, the party receiving such Proceeds shall (unless otherwise provided by Law) hold the same in trust for the party entitled to receive the same and promptly notify and pay over the same to such party for application to the Credit Agreement Obligations (in the case of the Credit Agent) and to the Senior Note Obligations (in the case of the Note Agent) or for distribution to the Credit Agent and the Note Agent pursuant to Section 3.3 (in the case of the Shared Collateral Agent).

                  3.5 Dispositions of Collateral; Consents. In the event of a Disposition by the Borrower of all or any portion of the Anchor Property, either:

                  (a) on a basis permitted by or consented to under the terms of the Credit Agreement and the Senior Note Documents, or

                  (b) at the request of or pursuant to the action of the Credit Agent, in the case of Bank Collateral, or of the Note Agent, in the case of Senior Note Collateral, following the occurrence and during the continuance of an event of default under the BTCC Credit Agreement or the Senior Note Documents, as the case may be, whether as a result of or in lieu of a Remedial Action;

then, in either such event, provided that the net Proceeds of such Disposition are (i) in the case of Bank Collateral, applied in accordance with the requirements, if any set forth in the BTCC Credit Agreement and the Senior Note Documents and (ii) in the case of Senior Note Collateral, applied to reduce the Senior Note Obligations, held by the Note Agent (in the Collateral Account or otherwise) or otherwise applied in accordance with the requirements set forth in the Senior Note Documents, each of the Credit Agent and the Lenders in the case of Senior Note Collateral and each of the Note Agent and the Senior Noteholders in the case of Bank Collateral shall be deemed to have consented to such Disposition (notwithstanding any provision of the Security Documents, the BTCC Credit Agreement or the Senior Note Documents to the contrary) and no further consent thereto on the part of any thereof shall be required and the subordinate Lenders' Lien, if any, in such Senior Note Collateral or the subordinate Senior Noteholders' Lien, if any, in such Bank Collateral shall he automatically released upon such Disposition.

                  3.6 Payment Invalidated. In the event that any of the BTCC Credit Agreement Obligations or Senior Note Obligations shall be paid in full and subsequently, for whatever reason (including but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar Law, or the settlement of any claim in respect thereof), formerly paid or satisfied BTCC Credit Agreement Obligations or Senior Note Obligations become unpaid or unsatisfied, the terms and conditions of this Agreement shall be reinstated, notwithstanding any prior termination of this Agreement pursuant to Section 6, and all provisions of this Agreement shall again be operative until all such obligations are again paid in full.

                  3.7 Notice of Acceleration, Etc. Each of the Credit Agent and the Note Agent agrees to deliver to the other:

                  (a) In the case of the Credit Agent, (i) prompt written notice of the acceleration of the BTCC Credit Agreement Obligations pursuant to the BTCC Credit Agreement (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), and (ii) prompt written notice of any Remedial Action with respect to Bank Collateral; and

                  (b) In the case of the Note Agent, (i) prompt written notice of the acceleration of the Senior Note Obligations pursuant to the Senior Note Documents (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), and (ii) prompt written notice of any Remedial Action with respect to Senior Note Collateral.

                  3.8 Other Collateral. Each of the Credit Agent, for itself and on behalf of the Lenders, and the Note Agent, for itself and on behalf of the Senior Noteholders, agrees that:

                  (a) In the event any Lien on Anchor Property is granted to or perfected by either party, the party to which such Lien is granted or by which it is perfected shall cooperate in all reasonable respects with the other to permit the other concurrently to be granted or to perfect a Lien in such Anchor Property to the extent that the other is then entitled to a Lien on such Anchor Property under the terms of the Senior Note Documents (including without limitation, the Senior Noteholders' Security Documents), in the case of the Note Agent, or under the terms of the BTCC Credit Agreement and the BTCC Credit Agreement Security Documents, in the case of the Credit Agent, in each case as then in effect, and subject to the terms and conditions of this Agreement (including, without limitation, that the respective Liens of the Credit Agent and the Note Agent shall have the priorities set forth in this Agreement); and

                  (b) In the event that either the Credit Agent or the Note Agent takes possession of any Anchor Property subject to a Lenders' Lien or a Senior Noteholders' Lien, the Credit Agent, if such Property constitutes Senior Note Collateral and is in the possession of the Note Agent, or the Note Agent, if such Property constitutes Bank Collateral and is in the possession of the Credit Agent, may give to the other party, as bailee of such Property, written notice of the notifying party's Lien on such Property, in order to perfect its Lien on such Property pursuant to Sections 9-304 and 9-305 of the UCC, as in effect on the date hereof of the applicable jurisdiction, and the other party agrees to acknowledge such notification in accordance with the terms and conditions of a bailee letter substantially in the form of Exhibit D-1 or D-2 hereto, as appropriate.

                  3.9 Contesting Liens. Each of the Credit Agent, for itself and on behalf of the Lenders, and the Note Agent, for itself and on behalf of the Senior Noteholders, agrees that it shall not contest the validity, perfection, priority or enforceability of any Lenders' Lien in Lenders' Collateral, in the case of the Note Agent and the Senior Noteholders, or any Senior Noteholders' Lien in Senior Noteholders' Collateral, in the case of the Credit Agent and the Lenders, so long as such Lien is permitted by this Agreement.

                  3.10 Further Assurances. From time to time during the term hereof:

                  (a) Each of the Credit Agent and the Note Agent, at the reasonable request of the other, shall execute and deliver to the other such notices of the subordination and other provisions of this Agreement, in recordable form, and shall execute and deliver such other documents and instruments and take such other actions, as shall reasonably be necessary to carry out the intentions or to facilitate the performance of this Agreement including, without limitation, in connection with any Remedial Action of which such Person has received notice; and

                  (b) If, in connection with any Remedial Action permitted by
         Section 3.2 or any Disposition of any Anchor Property contemplated by
         Section 3.5, it becomes necessary or advisable for the Credit Agent, the Note Agent or the Borrower to obtain a release or discharge of any subordinate Lenders' Lien or any subordinate Senior Noteholders' Lien in any such Property in order to convey title thereto unencumbered by such Lien, then so long as such Remedial Action or Disposition, and the application of the Proceeds derived therefrom, have been or will contemporaneously be accomplished in conformity with this Agreement, the Credit Agent or the Note Agent (to the extent permitted by the TIA), as appropriate, shall, upon the request of the other (or of the Borrower), execute such instruments of release or discharge of such Liens, in recordable form, as may be reasonable and appropriate in the circumstances; provided, however, that any such release or discharge may, to the extent required under the BTCC Credit Agreement, the BTCC Credit Agreement Security Documents or the Senior Note Documents, be expressly conditioned upon the requirement that any net Proceeds of such Remedial Action or Disposition in excess of the amount necessary to satisfy the BTCC Credit Agreement Obligations or Senior Note Obligations, as the case may be, shall be paid over to the other for application to the BTCC Credit Agreement Obligations (in the case of the Credit Agent) and to the Senior Note Obligations (in the case of the Note Agent) or as otherwise provided by Law.

                  3.11 Access to Collateral. (a) Each of the Credit Agent and the Note Agent agrees to allow the other and its respective agents and employees reasonable access to any Anchor Property in its possession or under its control, including, without limitation, any Anchor Real Property and any customer lists, software, data bases, business records data and other books and records of the Borrower pertaining to any of the Collateral, for the purposes of any Remedial Action then permitted by this Agreement and the relevant Security Documents. In the event such utilization of the Senior Note Collateral is solely for the purpose of removing and realizing on Bank

Collateral, the Lenders shall indemnify the Senior Noteholders from all damage to or deterioration of the Senior Note Collateral during such utilization, normal wear and tear excepted.

                  (b) In the event such utilization of the Senior Note Collateral is for the purpose of processing and converting raw materials (including work-in-process) into finished goods, the Lenders shall, in addition to the indemnity referenced in paragraph (a) above, pay to the Senior Noteholders the incremental costs (i.e. those costs which are directly attributable to the Credit Agent's utilization of such Senior Note Collateral over and above any such costs the Senior Noteholders would have incurred whether or not the Credit Agent had so utilized the Senior Note Collateral) incurred by the Senior Noteholders on account of utility rates and similar charges and any increased insurance costs which the Senior Noteholders are required to pay as a result of such utilization.

                  (c) If, and only if, the Credit Agent's utilization of the Senior Note Collateral is materially disruptive to the operations of the plant and facility, the Credit Agent shall pay to the Senior Noteholders fair market value compensation on a weekly basis in respect of its use of the plant and facility proportionate to the amount of disruption to the operations of the plant and facility provided that if in the event the Credit Agent and the Senior Noteholders are unable to agree as to the amount of such fair market value compensation they shall submit such dispute to arbitration.

                  (d) Nothing in this Section 3.11 shall prevent the Note Agent or the Credit Agent from entering into a contract of sale, transfer or other disposition of, or otherwise foreclosing on, any of the Senior Note Collateral or Bank Collateral so long as such contract provides, or such foreclosure is subject to providing, the Credit Agent or the Note Agent, as the case may be, with the same access to such Collateral as provided by this Section 3.11.

                  (e) The Note Agent agrees that it shall not take any legal action or commence any legal proceeding to prevent the Credit Agent's use of the Senior Note Collateral as provided in this Section 3.11 or the Credit Agent's non-exclusive use of any Patents, Patent Licenses or General Intangibles necessary or desirable to convert raw materials constituting Bank Collateral into inventory, to the extent that the Borrower has granted the Credit Agent the right to use any such property for such purpose.

                  3.12 Trademark Licenses. (a) The Note Agent consents to the granting by the Borrower to the Credit Agent of a nonexclusive license to use each Trademark of the Borrower to enable them to manufacture and sell the Bank Collateral. Such license and such right shall be world-wide and royalty free. The Credit Agent covenants and agrees that it will use reasonable efforts after the acceleration of the BTCC Credit Agreement Obligations to obtain possession of the Bank Collateral and to promptly terminate such license with respect to any Trademark by notice to the Note Agent at the time any such Property (in the judgment of the Credit Agent) is no longer necessary or desirable in connection with the manufacture or sale of the Bank Collateral. In addition to the foregoing, the Note Agent agrees that, notwithstanding anything to the contrary contained in
Section 3.1, the Senior Noteholders' Lien in all such Trademarks shall be subject to the Credit Agent's interest therein by virtue of such license or sublicense (that is, foreclosure on such Lien will not terminate such license or sublicense). The right of the Note Agent to take Remedial Actions with respect to such Trademarks shall not be affected by the immediately preceding sentence or any provision set forth in Section 3.12(d), but any conveyance by the Note Agent of such Trademarks and Trademark Licenses or any interest therein shall be subject to the aforesaid limited licenses granted in favor of the Credit Agent or the prior security interest of the Credit Agent to the extent of such security interest set forth in Section 3.12(d).

                  (b) The Credit Agent acknowledges that, to the extent that the Note Agent shall have the right to use or license the Trademarks, the Note Agent shall have the right to grant nonexclusive licenses and sublicenses in the Trademarks and the Trademark Licenses to Persons other than the Credit Agent notwithstanding the grant of the license to the Credit Agent contemplated by
Section 3.12(a).

                  (c) The Credit Agent shall not have any right to assign, convey, transfer or grant licenses and sublicenses in the Trademarks and the Trademark Licenses to any other Person, other than, subject to the limitations of this Section 3.12, in connection with the uses permitted by Section 3.12(a) above to any Person acquiring Inventory from the Credit Agent in connection with the exercise by the Credit Agent of its rights as a secured creditor of the Borrower with respect to such Inventory, and any purported assignment, conveyance, transfer or grant (except as expressly permitted herein) shall be void.

                  (d) Notwithstanding anything to the contrary set forth in this Agreement, in the event that the trademark license granted to the Credit Agent referred to in Section 3.12(a) above, does not for any reason (including, without limitation, by reason of the occurrence of any bankruptcy, insolvency or other similar event with respect to the Borrower) confer on the Credit Agent the rights and benefits contemplated thereby, then the security interest of the Credit Agent in the Trademarks shall be pari passu with the security interest of the Note Agent, solely to the extent necessary to confer on the Credit Agent the use of the Trademarks as contemplated by such trademark license. Notwithstanding anything in the immediately preceding sentence to the contrary, in the case of any Disposition of any of the Trademarks, any Proceeds of such Disposition shall constitute Senior Note Collateral and otherwise be distributed and applied as Senior Note Collateral in accordance with the terms of this Agreement. The rights of the Note Agent to take Remedial Action with respect to such Trademarks shall not be affected by such security interest, but any conveyance by the Note Agent of such Trademarks or any interest therein shall be subject to the Credit Agent's security interest, but only to the extent of such security interest as provided in this Section 3.12(d).

                  4.  Reliance, Waivers, Etc.

                  4.1 Creation of Future Obligations. (a) All of the BTCC Credit Agreement Obligations shall be deemed to have been funded by the Lenders and incurred by the Borrower in reliance upon this Agreement, and the Note Agent and each Senior Noteholder expressly waive notice to the Note Agent or any Senior Noteholder of the acceptance of the subordination and other agreements set forth herein, notice of reliance on such subordination and other agreements and notice of the creation of any of the BTCC Credit Agreement Obligations after the date hereof, and agree that the Lenders shall be entitled to rely upon the subordination and other agreements set forth herein at all times in creating the BTCC Credit Agreement obligations.

                  (b) All of the Senior Note Obligations shall he deemed to have been funded by the Senior Noteholders and incurred by the Borrower in reliance upon this Agreement, and the Credit Agent and each Lender expressly waive notice to the Credit Agent or any Lender of the acceptance of the subordination and other agreements set forth herein, notice of reliance on such subordination and other agreements and notice of the creation of any of the Senior Note Obligations after the date hereof and agree that the Senior Noteholders shall be entitled to rely upon the subordination and other agreements set forth herein at all times in creating the Senior Note Obligations.

                  4.2 Right to Amend, Etc. As between the Lenders and the Senior
Noteholders:

                  (a) The Credit Agent and the Lenders may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Note Agent or any Senior Noteholder, change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the BTCC Credit Agreement Obligations, or obtain, release, or dispose of any Collateral therefor, or amend or supplement in any manner the BTCC Credit Agreement, the BTCC Credit Agreement Security Documents or any other agreements or instruments evidencing, securing or relating to the BTCC Credit Agreement Obligations, and this Agreement shall continue in full force and effect with respect to all such BTCC Credit Agreement Obligations; provided, however, that the Credit Agent shall comply with all applicable provisions of this Agreement in respect of any of the foregoing.

                  (b) The Note Agent and the Senior Noteholders may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Credit Agent or any Lender, change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the Senior Note Obligations, or obtain, release, or dispose of any Collateral therefor, or amend or supplement in any manner the Senior Credit Agreement, the Senior Note Security Documents or any other agreements or instruments evidencing, securing or relating to the Senior Note Obligations, and this Agreement shall continue in full force and effect with respect to all such Senior Note Obligations; provided, however, that the Note Agent shall comply with all applicable provisions of this Agreement in respect of any of the foregoing.

                  4.3 Responsibility For Credit Decisions; No Duty to Inform Other Parties. (a) The Note Agent has, independently and without reliance on the Credit Agent, any Lender or the directors, officers, agents, employees or attorneys of any thereof, and instead in reliance upon information supplied to it on behalf of the Borrower and upon such other information as it has deemed appropriate (including, without limitation, all such information as it deemed advisable with respect to the Borrower's compliance or non-compliance with any environmental Laws), made its own independent decision to enter into the Senior Note Documents and to serve as Note Agent thereunder and under the Senior Note Security Documents; and the Note Agent shall, for itself and on behalf of the Senior Noteholders, independently and without reliance upon the Credit Agent, any Lender or the directors, officers, agents, employees or attorneys of any thereof, continue to make its own independent analysis and decisions in acting or not acting under the Senior Note Documents.

                  (b) The Credit Agent has, independently and without reliance on the Note Agent, any Senior Noteholder or the directors, officers, agents, employees or attorneys of any thereof, and instead in reliance upon information supplied to it on behalf of the Borrower and upon such other information as it has deemed appropriate (including, without limitation, all such information as it deemed advisable with respect to the Borrower's compliance or non-compliance with any environmental Laws), made its own independent decision to enter into the BTCC Credit Agreement and to serve as the Credit Agent thereunder and under the BTCC Credit Agreement Security

Documents and the Credit Agent shall, for itself and on behalf of the Lenders, independently and without reliance upon the Note Agent, any Senior Noteholder or the directors, officers, agents, employees or attorneys of any thereof, continue to make its own independent analysis and decisions in acting or not acting under the BTCC Credit Agreement and the BTCC Credit Agreement Security Documents.

                  (c) Neither the Credit Agent nor any Lender shall have any present or future duty or responsibility to the Note Agent or any Senior Noteholder to advise it of information known to any of them regarding the financial condition of the Borrower or of any circumstances bearing upon the risk of nonpayment of the BTCC Credit Agreement Obligations or the Senior Note Obligations and the Note Agent and each Senior Noteholder acknowledges that neither the Credit Agent nor any Lender has made any representations or warranties to the Note Agent or any Senior Noteholder with respect to the due execution, delivery, validity or enforceability of the BTCC Credit Agreement or the BTCC Credit Agreement Security Documents, the validity or perfection of the Lenders' Liens, the validity or enforceability of the BTCC Credit Agreement Obligations, the existence, condition or value of any of the Lenders' Collateral or as to any other matter whatsoever. If, notwithstanding the foregoing, any such information is conveyed by the Credit Agent or any Lender to the Note Agent or any Senior Noteholder, neither the Credit Agent nor any Lender shall have any responsibility to the Note Agent or any Senior Noteholder for the accuracy or completeness of any such information, nor any continuing duty or responsibility to advise the Note Agent or any Senior Noteholder of any inaccuracy in such information that is subsequently discovered, or of any updated or subsequent information, whether or not of like kind.

                  (d) Neither the Note Agent nor any Senior Noteholder shall have any present or future duty or responsibility to the Credit Agent or any Lender to advise it of information known to any of them regarding the financial condition of the Borrower or of any circumstances bearing upon the risk of nonpayment of the Senior Note Obligations or the BTCC Credit Agreement Obligations and the Credit Agent on behalf of itself and each Lender acknowledges that neither the Note Agent nor any Senior Noteholder has made any representations or warranties to the Credit Agent or any Lender with respect to the due execution, delivery, validity or enforceability of the Senior Note Documents, the validity or perfection of the Senior Noteholders' Liens, the validity or enforceability of the Senior Note Obligations, the existence, condition or value of any of the Senior Noteholders' Collateral or as to any other matter whatsoever. If, notwithstanding the foregoing, any such information is conveyed by the Note Agent or any Senior Noteholder to the Credit Agent or any Lender, neither the Note Agent nor any Senior Noteholder shall have any responsibility to the Credit Agent or any Lender for the accuracy or completeness of any such information, nor any continuing duty or responsibility to advise the Credit Agent or any Lender of any inaccuracy in such information that,is subsequently discovered, or of any updated or subsequent information, whether or not of like kind.

                  4.4 Order of Enforcement of Remedial Actions. Subject to all of the terms and conditions of this Agreement, including, without limitation,
Section 3.3 hereof:

                  (a) The Credit Agent and the Lenders shall have the right at any and all times to determine the order in which (i) any Remedial Action or other recourse is sought against the Borrower or any other obligor with respect to the BTCC Credit Agreement Obligations, and (ii) any or all of the Lenders' Liens shall be enforced; and the Note Agent, on behalf of itself and each Senior Noteholder, hereby waives any and all rights to require that the Credit Agent pursue or exhaust any rights or remedies with respect to the Borrower or any Anchor Property prior to exercising its rights and remedies with respect to the Bank Collateral or in any other manner to require the marshalling of assets or security in connection with the exercise by the Credit Agent or any Lender of any Remedial Action with respect to the BTCC Credit Agreement Obligations and the Bank Collateral.

                  (b) The Note Agent and the Senior Noteholders shall have the right at any and all times to determine the order in which (i) any Remedial Action or other recourse is sought against the Borrower or any other obligor with respect to the Senior Note Obligations, and (ii) any or all of the Senior Noteholders' Liens shall be enforced; and the Credit Agent, on behalf of itself and the Lenders, hereby waives any and all rights to require that the Note Agent pursue or exhaust any rights or remedies with respect to the Borrower or any Anchor Property prior to exercising its rights and remedies with respect to Senior Note Collateral or in any other manner to require the marshalling of assets or security in connection with the exercise by the Note Agent or any Senior Noteholder of any Remedial Action with respect to Senior Note Obligations and Senior Note Collateral.

                  4.5 Waiver of Liability For Actions Taken With Respect To Obligations and Collateral. (a) Except as provided in Section 3.11(b), neither the Credit Agent nor any Lender shall have any liability to the Note Agent or any Senior Noteholder for, and the Note Agent, on behalf of itself and each Senior Noteholder, hereby waives to the extent permitted by applicable Law any claim, right, action or cause of action which it may now or hereafter have against the Credit Agent or any Lender (including, without limitation, any and all claims, rights, actions or causes of action that the Note

Agent or any Senior Noteholder may otherwise have against the Agent or any Lender under Sections 9-207, 9-504 and 9-507 of the UCC) arising out of, any and all actions which any Lender or the Credit Agent, in good faith, takes or omits to take with respect to the BTCC Credit Agreement Obligations, any obligor with respect to the BTCC Credit Agreement Obligations or any Bank Collateral, including, without limitation, actions with respect to: the creation, perfection or continuation of Liens with respect to any Bank Collateral; any Remedial Action or Disposition of any Bank Collateral; the release of any Bank Collateral; the custody, valuation, protection, preservation, use or depreciation of any Bank Collateral; the realizing upon or failure to realize upon any Bank Collateral; or the collection of the BTCC Credit Agreement Obligations. To the extent that any of the foregoing waivers is not permitted by applicable Law, the Note Agent agrees that the applicable standard by which any non-waivable rights, duties or claims are to be measured shall be that neither the Credit Agent nor any Lender shall have any liability or responsibility to the Note Agent or to any Senior Noteholders for any actions or omissions other than actions or omissions constituting gross negligence or wilful misconduct.

                  (b) Neither the Note Agent nor any Senior Noteholder shall have any liability to the Credit Agent or the Lenders for, and the Credit Agent, on behalf of itself and each Lender, hereby waives any claim, right, action or cause of action which it may now or hereafter have against the Note Agent or any Senior Noteholder (including, without limitation, any and all claims, rights, actions or causes of action that the Credit Agent or any Lender may otherwise have against the Note Agent or any Senior Noteholder under Sections 9-207, 9-504 and 9-507 of the UCC) arising out of, any and all actions which the Note Agent or any Senior Noteholder, in good faith, takes or omits to take with respect to the Senior Note Obligations, any obligor with respect to the Senior Note Obligations or any Senior Note Collateral, including, without limitation, actions with respect to: the creation, perfection or continuation of Liens with respect to any Senior Note Collateral; any Remedial Action or Disposition of any Senior Note Collateral; the release of any Senior Note Collateral; the custody, valuation, protection, preservation, use or depreciation of any Senior Note Collateral; the realizing upon or failure to realize upon any Senior Note Collateral; or the collection of the Senior Note Obligations. To the extent that any of the foregoing waivers is not permitted by applicable Law, the Credit Agent agrees that the applicable standard by which any non-waivable rights, duties or claims are to be measured shall be that neither the Note Agent nor any Senior Noteholder shall have any liability or responsibility to the Credit Agent or to any Lender for any actions or omissions other than actions or omissions constituting gross negligence or wilful misconduct.

                  5.  Agency.

                  5.1 Appointment of Shared Collateral Agent; Powers and Limitations. (a) Subject to the resignation and removal provisions of Section
5.5 hereof, the Credit Agent and the Note Agent hereby irrevocably designate, appoint and authorize the Credit Agent as Shared Collateral Agent hereunder (the Credit Agent in such capacity being hereinafter referred to as the "Shared Collateral Agent") to take such action, including, without limitation, the exercise of rights and the pursuit of remedies pursuant to this Agreement and the Shared Collateral Security Documents, as agent on their behalf and to exercise such other powers under this Agreement and the Shared Collateral Security Documents as are expressly delegated to the Shared Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

                  (b) Nothing herein or in the Shared Collateral Security Documents shall impose or be construed to impose on the Shared Collateral Agent any duties or obligations, other than those expressly provided for herein or therein or any fiduciary relationship with the Credit Agent or the Note Agent and no implied covenants, functions or responsibilities shall be read into the Agreement or the Shared Collateral Security Documents.

                  5.2 Instructions, Voting and Meetings. (a) Notwithstanding any provisions of this Agreement, the Shared Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the Liens on the Shared Collateral for the benefit of the Lenders and the Senior Noteholders and (ii) when instructions from the Required Parties have been requested by the Shared Collateral Agent but have not yet been received, to take any action which the Shared Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Lenders and the Senior Noteholders in the Shared Collateral; provided that once instructions have been received, the actions of the Shared Collateral Agent shall be governed thereby and the Shared Collateral Agent shall not take any further action which would be contrary thereto.

                  (b) As to any matters relating to the Shared Collateral or the Shared Collateral Security Documents not otherwise expressly delegated to the Shared Collateral Agent, the Note Agent or the Credit Agent by the BTCC Credit Agreement, the Security Documents or the Senior Note Documents, the Shared Collateral Agent shall act or refrain from acting on the instructions of the Required Parties. Without limiting the generality of the foregoing, in the event the Shared Collateral Agent shall act or refrain from acting upon the direction of Lenders constituting the Required Parties, such action or inaction, as the case may be, shall not constitute a breach of any fiduciary obligation which the Shared Collateral Agent might owe to the Note Agent or the Senior Noteholders even if the Note Agent or the Senior Noteholders are damaged by such action or inaction.

                  (c) If, with respect to a proposed action to be taken by it, the Shared Collateral Agent shall determine in good faith that the provisions of this Agreement or any Shared Collateral Security Document relating to the functions or responsibilities or discretionary powers of the Shared Collateral Agent are or may be ambiguous or inconsistent, the Shared Collateral Agent shall notify the Credit Agent and the Note Agent, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Required Parties that the Required Parties concur in the circumstances that the action proposed to be taken by the Shared Collateral Agent is consistent with the terms of this Agreement or such Shared Collateral Security Document or is otherwise appropriate. The Shared Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Parties in this respect, and such confirmation shall be binding upon the Shared Collateral Agent, the Lenders, the Note Agent and the Senior Noteholders.

                  (d) Notwithstanding any provisions herein, the Shared Collateral Agent shall not be required to take any action that exposes or, in the good faith judgment of the Shared Collateral Agent may expose, the Shared Collateral Agent or its officers, directors, agents or employees to personal liability unless the Shared Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Shared Collateral Agent may be, contrary to the Shared Collateral Security Documents or applicable law.

                  (e) Except for action expressly required of the Shared Collateral Agent hereunder the Shared Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified (in addition to the indemnity provided by Section 5.4 hereof) to its satisfaction by the Credit Agent and the Note Agent in advance against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  (f) Notwithstanding anything to the contrary in this Agreement or the Shared Collateral Security Documents, the Shared Collateral Agent shall not be required to exercise any rights or remedies under this Agreement or any of the Shared Collateral Security Documents or give any consent under this Agreement or any of the Shared Collateral Security Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of this Agreement or any Shared Collateral Security Document unless it shall have been directed to do so by the Required Parties.

                  5.3 Disclaimer; Good Faith Reliance on Advice and Information.
(a) Neither the Shared Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Shared Collateral Security Documents, except for its or their own gross negligence, willful misconduct or knowing violations of law. Without limiting the generality of the foregoing, the Shared Collateral Agent (i) may consult with legal counsel, independent public accountants, appraisers and other experts selected by the Shared Collateral Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants, appraisers or experts, and (ii) shall incur no liability under or in respect of the Shared Collateral Security Documents by acting upon any representation or warranty of the Borrower made in connection therewith or by relying upon any written information supplied by any predecessor Shared Collateral Agent(s) or by acting upon any notice, instruction, consent, certificate or other instrument, writing or communication (which may be by telegram, cable, telex or telephone) in good faith believed by it to be genuine and to have been signed, sent or made by the proper party or parties.

                  (b) For purposes of this Section 5.3, "known" shall mean that information has come to the attention of an officer of a party with responsibility for the applicable transaction under this Agreement giving such party actual knowledge of the existence or non-existence of the fact in question.

                  (c) The Shared Collateral Agent shall not be responsible to any Person for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Shared Collateral Security Documents, any Shared Collateral provided thereunder, or any other instrument or document furnished pursuant thereto; (ii) the priority of any Lien granted under the Shared Collateral Security Documents; (iii) any omissions or errors on the part of government officials, failure of mail deliveries, losses of documents by Federal Express or other courier services, mistakes by title companies or lien search companies, or other similar events; (iv) any recital, statement, representation or warranty made by the Borrower, or any affiliate of the Borrower or any officer, employee or agent of any such party in the Shared Collateral Security Documents or any certificate or other document referred to or provided for therein; (v) any failure by the Borrower, or any affiliate of the Borrower to perform its obligations under the Shared Collateral Security Documents of any document or instrument related thereto; or (vi) any conflict among the Shared Collateral Security Documents or any other instrument or document to which the Borrower or any Lender or Senior

Noteholder is a party. The Shared Collateral Agent shall not be under any obligation to the Credit Agent, the Note Agent, the Lenders or the Senior Noteholders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the Shared Collateral Security Documents.

                  5.4 Indemnity; Expenses. (a) Each of the Credit Agent and the Note Agent agrees to indemnify and hold harmless the Shared Collateral Agent and its officers, directors, agents and employees (each an "Indemnitee"), ratably according to the Pro Rata Share(s) held by the Lenders and the Senior Noteholders, respectively, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, claims or disbursements ("Claims") of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee in any way relating directly or indirectly to or arising directly or indirectly (whether before or after termination of this Agreement) out of (i) this Agreement or any of the Shared Collateral Security Documents (including without limitation the negotiation, execution, and enforcement thereof), or any transaction contemplated thereby, (ii) any action taken or omitted by the Indemnitee pursuant to this Agreement or any of the Shared Collateral Security Documents, or (iii) any breach of any agreement or instrument as a result of any action taken or omitted by the Indemnitee hereunder or under any of the Shared Collateral Security Documents; provided, however, that neither the Credit Agent nor the Note Agent shall be liable for any portion of such Claims found to result from the Indemnitee's gross negligence, willful misconduct or knowing violations of law (as may be determined by New York law), unless such breach has been waived by the Required Parties or the Required Parties shall have instructed the Shared Collateral Agent to take an action which violates applicable law. The Pro Rata Shares of the Lenders and the Senior Noteholders for purposes of this Section 5.4(a) shall be determined (i) in the case the Shared Collateral Agent has taken any Remedial Action with respect to the Shared Collateral, at the time of the commencement of such Remedial Action and (ii) in the case the Shared Collateral Agent has not taken any such action, as of the date such Claim commenced to be incurred, in each case, as determined by the Shared Collateral Agent in good faith.

                  (b) Without limiting the generality of the foregoing, and to the extent that the Indemnitee is not promptly reimbursed for such expenses by the Borrower, the Credit Agent and the Note Agent severally agree to reimburse the Indemnitee promptly upon demand ratably according to the Pro Rata Shares held by the Lenders and the Senior Noteholders, respectively, for any out-of-pocket expenses (including regular time billing charges of in-house or outside counsel) incurred by the Indemnitee and permitted by this Section 5.4 in connection with the administration or enforcement of, or legal advice in respect of rights or responsibilities hereunder or under any of the Shared Collateral Security Documents (including without limitation the enforcement of this indemnity). The Pro Rata Shares of the Lenders and the Senior Noteholders for purposes of this Section 5.4(b) shall be determined (i) in the case the Shared Collateral Agent has taken any Remedial Action with respect to the Shared Collateral, at the time of the commencement of such Remedial Action and (ii) in the case the Shared Collateral Agent has not taken any such action, as of the date such Claim commenced to be incurred, in each case, as determined by the Shared Collateral Agent in good faith.

                  (c) Any Indemnitee may retain its own counsel to prosecute, negotiate or defend any Claims; provided, however, that the indemnification obligations under this Section 5.4 shall only apply to one counsel with respect to any Claim regardless of the number of Indemnitees. Any Indemnitee shall have the right to compromise any Claims with the consent of the Required Parties.

                  (d) The obligations of the Credit Agent and the Note Agent, respectively, under this Section 5.4 shall survive the payment of all BTCC Credit Agreement Obligations and the Senior Note Obligations and the termination of this Agreement.

                  (e) The obligations of the Note Agent under this Section 5.4 shall in no event exceed the amounts actually paid to and received by the Note Agent from the Borrower to reimburse the Note Agent for such obligations plus the proceeds of Collateral received by the Note Agent and available to pay such obligations in accordance with the terms of the Senior Note Documents. The obligations of the Credit Agent under this Section 5.4 shall in no event exceed the amounts actually paid to and received by the Credit Agent from the Borrower to reimburse the Credit Agent for such obligations plus the proceeds of Collateral received by the Credit Agent and available to pay such obligations in accordance with the terms of the BTCC Credit Agreement and the BTCC Credit Agreement Security Documents.

                  5.5 Resignation and Removal of Shared Collateral Agent. (a)
(i) The Shared Collateral Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Note Agent, the Credit Agent and the Borrower and may be removed at any time, with or without cause, by the Required Parties by written notice delivered to the Borrower, the Note Agent and the Credit Agent.

                  (ii) Upon receiving notice of any such resignation or removal, a successor Shared Collateral Agent shall be appointed by the Note Agent and the Credit Agent; provided, however, that such successor Shared Collateral Agent shall be (A) a bank or trust company having a combined capital and surplus of at least $100,000,000 subject to supervision or examination by a federal or state banking authority; and (B) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Shared Collateral Agent. If the appointment of such successor shall not have become effective (as hereafter provided) within such sixty (60) day period after the Shared Collateral Agent shall have given such notice, then the Shared Collateral Agent may assign the Liens and its duties hereunder and under the Shared Collateral Security Documents to the Note Agent and the Credit Agent, as their interests may appear, and in such case all references herein to "Shared Collateral Agent" shall be deemed to refer to "Required Parties." The Required Parties may petition a court of competent jurisdiction for the appointment of a successor Shared Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Shared Collateral Agent meeting the qualifications specified in this Section 5.5(a). The Note Agent, the Credit Agent, the Lenders and the Senior Noteholders hereby consent to such petition and appointment so long as such criteria are met.

                  (iii) The resignation or removal of a Shared Collateral Agent shall become effective upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Shared Collateral Agent under the Shared Collateral Security Documents. Copies of each such document or instrument shall be delivered to the Note Agent and the Credit Agent. The appointment of a successor Shared Collateral Agent pursuant to this Section 5.5(a) shall become effective upon the acceptance of such appointment and such successor Shared Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Shared Collateral Agent.

                  (b) After any resignation or removal hereunder of the Shared Collateral Agent, the provisions of this Section 5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Shared Collateral Agent.

                  5.6 Shares of Collateral. Where the Shared Collateral Agent is required or permitted hereunder, under any of the Shared Collateral Security Documents or otherwise to do or refrain from doing any act in accordance with the consent or instructions of the Note Agent, the Credit Agent, the Lenders, the Senior Noteholders or any group thereof, and where the Shared Collateral Agent is required or permitted to make any payment, disbursement or distribution to any such Person (or to require any payment from any such Person), then in calculating the BTCC Credit Agreement Obligations or Senior Note Obligations held by any such Person or the amount of any payments to be made to any such Person (anything to the contrary herein or elsewhere notwithstanding) the Shared Collateral Agent may assume in the absence of a written representation to the contrary that (i) all scheduled payments of principal and interest have been made as required by the Senior Note Documents and the BTCC Credit Agreement; and
(ii) no prepayments on the BTCC Credit Agreement Obligations or

Senior Note Obligations have been received since the last date the Credit Agent reported the outstanding principal amount of the BTCC Credit Agreement Obligations to the Shared Collateral Agent except those received by the Shared Collateral Agent in accordance with this Agreement and disbursed to the Note Agent and the Credit Agent in accordance with the provisions hereof. In the event of any controversy with respect to any payment or prepayment made, the Shared Collateral Agent shall be permitted to rely conclusively (in the absence of manifest error) upon its own records with respect to any payments made to or by the Shared Collateral Agent and, in every other case, upon the written representation of any of the Note Agent, the Credit Agent, a Lender or a Senior Noteholder as to facts regarding the BTCC Credit Agreement Obligations or Senior Note Obligations owed to it, notwithstanding any contrary representation by any other party. The Shared Collateral Agent shall be entitled to retain funds or make a partial distribution of funds to any such Person pending any investigation or resolution of any such controversy.

                  5.7 Compensation and Expenses. The Shared Collateral Agent shall be entitled to charge such reasonable fees (in addition to its expenses) for services as the Shared Collateral Agent as may be agreed from time to time between the Shared Collateral Agent and the Borrower. The Shared Collateral Agent may incur such reasonable expenses (including, without limitation, attorneys' fees and regular time billing charges of in-house or outside counsel) directly or indirectly in connection with the discharge or exercise of any of its rights, powers or obligations hereunder and under the Shared Collateral Security Documents as it in its sole and absolute discretion may deem necessary or appropriate. Said fees and expenses shall be charged to the Borrower by the Shared Collateral Agent and shall be included in the amounts secured by the Shared Collateral Security Documents.

                  5.8 Authorized Investments. Any and all funds held by the Shared Collateral Agent in its capacity as Shared Collateral Agent, whether pursuant to any provision of any of the Shared Collateral Security Documents or otherwise, shall to the extent feasible within a reasonable time be invested by the Shared Collateral Agent in Cash Equivalent Investments. Any interest earned on such funds shall be deposited into the Shared Collateral Account and disbursed to the Note Agent and the Credit Agent in accordance with this Agreement. The Shared Collateral Agent may hold any such funds in a common interest bearing account. The Shared Collateral Agent shall have no duty to place funds held pursuant to this Section 5.8 in investments which provide a maximum return; provided, however, that the Shared Collateral Agent shall to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness. The Shared Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 5.8.

                  5.9 Shared Collateral Agent Counsel, Joint Defense Privilege. The Note Agent and the Credit Agent acknowledge that the Shared Collateral Agent may hire counsel to advise it with respect to its rights and duties hereunder, and that such counsel does not and will not represent the interests of the Note Agent, the Credit Agent, any Lender or any Senior Noteholder, individually. The Note Agent and the Credit Agent acknowledge that conflicts may arise among such Persons and waive any conflicts of interest which arise or exist for such counsel as a result of counsel's representation of the Shared Collateral Agent. The Note Agent and the Credit Agent further agree to be bound by the joint defense privilege with respect to all matters relating to this Agreement, the Shared Collateral Security Documents and the Shared Collateral. All communications from the Shared Collateral Agent's counsel to the Credit Agent, the Note Agent, the Shared Collateral Agent, any Lender or any Senior Noteholder are subject to such privilege and each Person agrees not to waive such privilege, or to disclose any such communications, without the consent of all such Persons.

                  6. Term. This Agreement shall be irrevocable and shall remain in full force and effect until (i) all of the letters of credit issued pursuant to the BTCC Credit Agreement have been terminated and the loans, notes and unpaid letter of credit drawings, together with interest, fees and all other BTCC Credit Agreement obligations incurred thereunder are paid in full, all obligations to extend further advances pursuant to the BTCC Credit Agreement have been terminated and all Hedging Obligations have been paid in full and the related agreements terminated, or (ii) the payment in full of all of the Senior Notes and all other Senior Note Obligations then due and owing, subject to
Section 3.6 hereof, shall automatically terminate; provided, however, that (x) the obligations of the Credit Agent and the Lenders under Section 3.11(b) shall survive for a period of sixty (60) days following the termination of this Agreement and, if any claim thereunder is asserted prior to the expiration of such sixty (60) day period, shall survive thereafter, solely as to such claim, until such claim has been fully resolved or until the expiration of such statute of limitations applicable thereto (y) as set forth in Section 3.11(d) and 3.12(a), the rights of the Credit Agent pursuant to Sections 3.11 and 3.12 shall continue to apply in accordance with the terms thereof notwithstanding any sale of the Senior Note Collateral. At the time of such termination, (a) if such termination occurs pursuant to clause (i) of the preceding sentence, the Credit Agent shall (x) deliver to the Note Agent any Collateral then in its possession unless the Note Agent advises the Credit Agent that possession of such Collateral by the Note Agent is not required pursuant to the Senior Note Security Documents and (y) terminate or assign to the Note Agent any landlords' agreements, warehouse operators' agreements and similar agreements in favor of the Credit Agent pertaining to the Collateral; and (b) if such termination occurs pursuant to clause (ii) of the preceding sentence, the Note Agent shall
(x) deliver to the Credit Agent any Collateral then in its possession unless the Credit Agent advises the Note Agent that possession of such Collateral by the Credit Agent is not required pursuant to the BTCC Credit Agreement Security Documents and (y) terminate or assign to the Credit Agent any landlords' agreements, warehouse operators' agreements and similar agreements in favor of the Note Agent pertaining to the Collateral; and (c) if such termination occurs pursuant to clauses (i) and (ii) concurrently, then each of the Credit Agent and the Note Agent shall (x) deliver to the Borrower any Collateral then in its possession and (y) terminate any landlords' agreements, warehouse operators' agreements and similar agreements in its favor pertaining to the Collateral.

                  7. Representations and Warranties. Each of the Credit Agent, the Note Agent and the Shared Collateral Agent represents and warrants to the other that:

                  (a) It is a duly organized and validly existing banking corporation under the laws of the State of New York, in the case of the Credit Agent, and is a duly organized and validly existing banking corporation under the laws of the State of New York, in the case of the Note Agent and the Shared Collateral Agent; has all requisite power and authority to execute, deliver and perform under this Agreement; and the execution, delivery and performance by it of this Agreement have been duly authorized by all requisite corporate or other action; and

                  (b) Pursuant to the terms of the BTCC Credit Agreement, the Credit Agent has been granted all requisite authority to bind the Lenders and pursuant to the terms of the Senior Note Documents, the Note Agent has been granted all requisite authority to bind the Senior Noteholders by their respective execution and delivery of this Agreement, and pursuant to the terms of the Credit Agreement and the Senior Note Documents, no further consent or approval on the part of the Lenders or the Senior Noteholders, as the case may be, is or will be required in connection with the execution, delivery and performance of this Agreement.

                  8.  Miscellaneous.

                  8.1 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged, delivered by reputable overnight courier or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Credit Agent at:

                           BT Commercial Corporation
                           14 Wall Street
                           New York, New York  10005
                           Attention:  Basil Palmeri

                  If to the Note Agent at:

                           Bankers Trust Company
                           One Bankers Trust Plaza
                           130 Liberty Street
                           New York, New York  10006
                           Attention:  Dalton Dwyer

                  If to the Shared Collateral Agent at:

                           BT Commercial Corporation
                           14 Wall Street
                           New York, New York  10005
                           Attention:  Basil Palmeri

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, on the date of delivery by reputable overnight courier service, on the date of telecopier transmission or three (3) Business Days after the same shall have been deposited with the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  8.2 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Credit Agent, the Note Agent and the Shared Collateral Agent with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the Credit Agent, the Note Agent and the Shared Collateral Agent in respect of such subject matter, whether written or oral. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Credit Agent, the Note Agent and the Shared Collateral Agent.

                  8.3 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. (a) EACH OF THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

                  (b) EACH OF THE PARTIES HERETO SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF.

                  8.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  8.5 Survival. The representations and warranties of the parties in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto until the termination of this Agreement pursuant to
Section 6 hereof.

                  8.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

                  8.8 Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the Lenders from time to time party to the BTCC Credit Agreement, the Senior Noteholders from time to time issued under the Senior Note Documents and their respective successors and assigns; provided, however, that any successor Credit Agent or Note Agent shall expressly assume the obligations of such party hereunder.

                  8.9 No Third Party Beneficiaries. Nothing contained in this Agreement shall he deemed to indicate that this Agreement has been entered into for the benefit of the Borrower or any other Person except for the parties hereto, the Lenders, the Senior Noteholders and their respective successors and assigns.

                  8.10 Trust Indenture Act. To the extent applicable, if any provision of this Agreement limits, qualifies or conflicts with the duties imposed on the Note Agent or the Shared Collateral Agent by the TIA, the TIA shall control. Any action required to be taken in order to comply with the TIA shall be taken by the Note Agent and the Shared Collateral Agent.

                  8.11 Legend. Each of the BTCC Credit Agreement, the BTCC Credit Agreement Security Documents, the Senior Note Documents, the Senior Notes and the Senior Note Security Documents shall be made specifically subject to the terms and conditions of this Agreement.

                  8.12 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Agreement has been signed and sealed by the undersigned duly authorized signatories of the parties hereto as of the date and year first above written.

                                    BT COMMERCIAL CORPORATION,
                                        as Credit Agent


                                    By /s/ Rita Dagdelen-Keskinyan
                                      ----------------------------
                                        Name: Rita Dagdelen-Keskinyan
                                        Title: Managing Director



                                    BANKERS TRUST COMPANY,
                                        as Note Agent


                                    By /s/ Timothy Morris
                                      ----------------------------
                                        Name: Timothy Morris
                                        Title: Vice President


                                    BT COMMERCIAL CORPORATION,
                                        as Shared Collateral Agent


                                    By /s/ Rita Dagdelen-Keskinyan
                                      ----------------------------
                                        Name: Rita Dagdelen-Keskinyan
                                        Title: Managing Director

                  Anchor Glass Acquisition Corporation, a Delaware corporation,
(a) acknowledges receipt of a copy of this Agreement and agrees to the provisions hereof; (b) agrees to cooperate with the parties hereto by granting all Liens, and by taking all such other actions, as are contemplated by Section 3.8(b) hereof; (c) acknowledges that, as provided by Section 8.9 hereof, it is not a third party beneficiary hereof, and has no rights hereunder; (d) acknowledges and consents to the priority of the liens purported to be established by this Agreement, as in effect on the effective date of the Senior Credit Agreement; (e) agrees not to object to the enforcement by the Credit Agent against the Note Agent or the Note Agent against the Credit Agent of any of the respective rights granted to them pursuant to Section 3.11(a) hereof, as in effect on the effective date of the Senior Credit Agreement; (f) agrees to the provision in Section 3.12(a), as in effect on the effective date of the Senior Credit Agreement, pursuant to which the Borrower agrees to certain sales of Collateral and the commercial reasonableness thereof; and (g) agrees not to assert any provision hereof as a defense to any Remedial Action (except to the extent that the provisions of this Agreement are expressly referred to in or incorporated in the BTCC Credit Agreement, the Senior Note Documents or any Security Document as a limitation on its obligations thereunder or on the Credit Agent's, Lenders', the Note Agent's or the Senior Noteholders' rights thereunder) nor to assert any such provision as a counterclaim or basis for set-off or recoupment against any party hereto. Such acknowledgments and agreements by Anchor Glass Acquisition Corporation do not, however, constitute any amendment, modification, or waiver by them or either of them of any provision of the BTCC Credit Agreement, the Senior Note Documents or any Security Document or any right available to them or either of them thereunder.


                                                     ANCHOR GLASS ACQUISITION
                                                         CORPORATION


                                                     By /s/ John J. Ghaznavi
                                                       _________________________
                                                       Name:  John J. Ghaznavi
                                                       Title: Chairman and Chief
                                                              Executive Officer

                                                                       EXHIBIT A
                                                                       ---------




                                 BANK COLLATERAL


                  All of the following Anchor Property (in the case of items
(c), (d) and (f)-(i) below, to the extent necessary to realize on the Bank Collateral (including, but not limited to, the sale or marketing of the Bank Collateral)), whether now existing or hereafter acquired, arising or created and wheresoever located unless specifically excluded pursuant to the relevant BTCC Credit Agreement Security Documents:

                  (a) each and every Receivable;

                  (b) all Inventory;

                  (c) the Cash Collateral Account of the BTCC Credit Agreement established for the Borrower and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account;

                  (d) all of the Borrower's Collection Accounts and Sub-Collection Accounts, all moneys, securities and instruments deposited or required to be deposited in such Collection Accounts and Sub-Collection Accounts;

                  (e) the Concentration Account and all moneys, securities and instruments deposited or required to be deposited in such Concentration Account;

                  (f) the Disbursement Account and all moneys deposited or required to be deposited in such Disbursement Account;

                  (g) each Collection Bank Agreement to which the Borrower is a party and each other agreement entered into by the Borrower with any Collection Bank and all rights of the Borrower under each such agreement;

                  (h) the Concentration Account Agreement and each other agreement entered into by such Borrower with the Concentration Account Bank and all rights of the Borrower under each such agreement;

                  (i) the BT Account and all moneys, securities, and instruments deposited or required to be deposited in the BT Account; and

                                                                       EXHIBIT A
                                                                          Page 2




                  (j) all Proceeds and products of any and all of the foregoing.

                                                                       EXHIBIT B
                                                                       ---------




                             SENIOR NOTE COLLATERAL


                  All of the assets, whether now existing or hereafter from time to time acquired, by the Borrower or any of its present or future Subsidiaries, including, without limitation:

                  (a) any and all real property and leasehold interest in real property now or hereafter owned by the Borrower or its Subsidiaries;

                  (b) all Equipment;

                  (c) the Indemnity Account and all moneys, securities and instruments deposited or required to be deposited in such Indemnity Account;

                  (d) the Loss Proceeds Account and all moneys, securities and instruments deposited or required to be deposited in such Loss Proceeds Account;

                  (e) the Cash Collateral Account of the Senior Credit Agreement and all moneys, securities and instruments deposited or required to be deposited in such Cash Collateral Account of the Senior Credit Agreement; and

                  (f) all Proceeds and products of any and all of the foregoing provided, that, without limitation on any of the foregoing, the term Collateral shall not include the Bank Collateral or the Shared Collateral.

                                                                       EXHIBIT C
                                                                       ---------




                                SHARED COLLATERAL
                                -----------------

                  All of the following Anchor Property, whether now existing or hereafter acquired, arising or created and wheresoever located:

                  (a) all Contracts, together with all Contract Rights arising thereunder;

                  (b) all Trademarks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Borrower symbolized by such trademarks;

                  (c) all Patents (limited to any U.S. patent to which the Borrower now or hereafter has title, as well as any application for a U.S. patent now or hereafter made by the Borrower) and Copyrights and all reissues, renewals or extensions thereof;

                  (d) all computer programs of the Borrower and all intellectual property rights therein and all other proprietary information of the Borrower, including, but not limited to, Trade Secret Rights;

                  (e) all insurance policies;

                  (f) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments; and

                  (g) all Proceeds and products of any and all of the foregoing.

                                                                     EXHIBIT D-1
                                                                     -----------



                                     [DATE]



[Address of Note Agent]



Ladies and Gentlemen:

                  Please refer to the Intercreditor Agreement dated as of _____________, 1997 between you and BT Commercial Corporation, as Credit Agent, to which the form of this letter is attached as Exhibit D-1 (the "Intercreditor Agreement"). Capitalized terms which are defined in the Intercreditor Agreement shall have the meanings assigned to them therein.

                  [THE BORROWER] has pledged the collateral described on
Schedule I attached hereto (the "Pledged Collateral") to the Note Agent as security for the Senior Note Obligations pursuant to the Senior Note Security Documents, and has delivered possession thereof to the Note Agent in order to perfect the Senior Noteholders' Lien therein. [THE BORROWER] has further pledged the Pledged Collateral to the Credit Agent as security for the BTCC Credit Agreement Obligations pursuant to the BTCC Credit Agreement Security Documents. As more fully set forth in the Intercreditor Agreement, the Lenders' Lien in such Pledged Collateral is subordinate to the Senior Noteholders' Lien in such pledged collateral, to the extent set forth in the Intercreditor Agreement.

                  The undersigned, the Credit Agent and [THE BORROWER], hereby
(a) notify the Note Agent, as a bailee of the Pledged Collateral by virtue of the pledge and delivery of the Pledged Collateral to the Note Agent under the Senior Note Security Documents, of the Lender's Lien in such Pledged Securities;
(b) acknowledge that possession of the Pledged Securities by the Note Agent, as bailee, will perfect the subordinate Lenders' Lien in such Pledged Collateral pursuant to Section 9-304 or 9-305 of the UCC; and (c) authorize and direct the Note Agent, upon the termination of the Senior Noteholders' Lien in the Pledged Collateral, to deliver possession of such Pledged Collateral to the Credit Agent to be held in accordance with the BTCC Credit Agreement.

                                                                     EXHIBIT D-1
                                                                          Page 2




                                                     Yours very truly,

                                                     [THE CREDIT AGENT]



                                                     By________________________
                                                       Name:
                                                       Title:


                                                     The undersigned joins in
                                                     the execution of this
                                                     letter to confirm the
                                                     matters set forth in this
                                                     letter and to authorize the
                                                     Note Agent to comply with
                                                     the instructions set forth
                                                     herein.

                                                     [THE BORROWER]



                                                     By________________________
                                                       Name:
                                                       Title:

The undersigned, as Note Agent,
acknowledges receipt of this
letter and agrees to comply
with the instructions set
forth herein.


[THE NOTE AGENT]


By________________________
  Name:
  Title:

                                                                      SCHEDULE I
                                                                      ----------




                               PLEDGED COLLATERAL
                               ------------------

                                                                     EXHIBIT D-2
                                                                     -----------





                                     [DATE]



[Address of Credit Agent]


Ladies and Gentlemen:

                  Please refer to the Intercreditor Agreement dated as of __________, 1997 between you and [Note Agent], as Note Agent, to which the form of this letter is attached as Exhibit D-2 (the "Intercreditor Agreement"). Capitalized terms which are defined in the Intercreditor Agreement shall have the meanings assigned to them therein.

                  [THE BORROWER] has pledged the collateral described on
Schedule I attached hereto (the "Pledged Collateral") to the Credit Agent as security for the BTCC Credit Agreement Obligations pursuant to the BTCC Credit Agreement Security Documents, and has delivered possession thereof to the Credit Agent in order to perfect the Lenders' Lien therein. [THE BORROWER] has further pledged the Pledged Collateral to the Note Agent as security for the Senior Note Obligations pursuant to the Senior Note Security Documents. As more fully set forth in the Intercreditor Agreement, the Senior Noteholders' Lien in such Pledged Collateral is subordinate to the Lenders' Lien in such Pledged Collateral, to the extent set forth in the Intercreditor Agreement.

                  The undersigned, the Note Agent and [THE BORROWER], hereby (a) notify the Credit Agent, as a bailee of the Pledged Collateral by virtue of the pledge and delivery of the Pledged Collateral to the Credit Agent under the BTCC Credit Agreement Security Documents, of the Senior Noteholders' Lien in such Pledged Securities; (b) acknowledge that possession of the Pledged Securities by the Credit Agent, as bailee, will perfect the subordinate Senior Noteholders' Lien in such Pledged Collateral pursuant to Section 9-304 or 9-305 of the UCC; and (c) authorize and direct the Credit Agent, upon the termination of the Lenders' Lien in the Pledged Collateral,

                                                                     EXHIBIT D-2
                                                                          Page 3




to deliver possession of such Pledged Collateral to the Note Agent to be held in accordance with the Senior Note Documents.

                                                     Yours very truly,

                                                     [NOTE AGENT]



                                                     By________________________
                                                       Name:
                                                       Title:

                                                     The undersigned joins in
                                                     the execution of this
                                                     letter to confirm the
                                                     matters set forth in this
                                                     letter and to authorize the
                                                     Credit Agent to comply with
                                                     the instructions set forth
                                                     herein.

                                                     [THE BORROWER]



                                                     By________________________
                                                       Name:
                                                       Title:

The undersigned, as Credit
Agent, acknowledges receipt
of this letter and agrees to
comply with the instructions
set forth herein.

[CREDIT AGENT]


By________________________
  Name:
  Title:

                                                                      SCHEDULE I
                                                                      ----------




                               PLEDGED COLLATERAL
                               ------------------